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                               AMENDMENT NO. 2 TO
                         SECURITIES PURCHASE AGREEMENT
                                    BETWEEN
                QUADRAX CORPORATION AND SOVEREIGN PARTNERS, L.P.


     This Amendment No. 2 dated October 8th, 1997 to Securities Purchase Agreement dated as of August 4, 1997, as amended on August 22, 1997, is entered into between Quadrax Corporation (the "Company") and Dominion Capital Fund, as assignee of Sovereign Partners, L.P. ("Buyer") with respect to the following facts. All terms used herein which are not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

     1. The Company and the Buyer are the parties to the Securities Purchase Agreement.

     2. The Buyer has agreed to purchase and the Company has agreed to sell a further $750,000 principal amount Initial Debenture as of the date hereof, notwithstanding that the Company's registration statement on Form S-3 (File No. 333-34905) has not yet been declared effective.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Company will issue and sell to Buyer, and Buyer will purchase from the Company, a $750,000 principal amount Initial Debenture, in the form attached to the Securities Purchase Agreement as Annex I, for a price of $750,000.

     2.   The Buyer's commitment to purchase Additional Debentures pursuant to
Section 4(j) of the Securities Purchase Agreement shall be reduced from $2,000,000 to $1,250,000.

     3. The Conversion Rate for all of the Initial Debentures, including those sold to Sovereign Partners, L.P. (which shall have an aggregate principal amount of $2,250,000 upon closing of the sale referred to in Section 1 hereof) shall be Seventy-Five Percent (75%) of the Market Price on the Conversion Date, and the Conversion Rate for all of the Additional Debentures shall be the lesser of (a) 75% of the Market Price on the Additional Closing Date or (b) 100% of the Market Price on the date of the issuance of the first Initial Debenture.
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     4.   All other terms and conditions of the Securities Purchase Agreement are hereby ratified and confirmed, except as expressly modified herein.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date set forth above, being duly authorized to do so.


QUADRAX CORPORATION                            DOMINION CAPITAL FUND


By:________________________
   James J. Palermo, C.E.O.                    By:_____________________________
                                                  Mark Valentine, Agent